UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2019

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

87 Cambridgepark Drive

Cambridge, MA 02140

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 621-8097

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2019, Dicerna Pharmaceuticals, Inc. (the “Company”) entered into an indenture of lease (the “Lease”) with Hayden Office Trust under a Declaration of Trust dated August 24, 1977, as the same may have been amended (the “Landlord”) for 80,872 rentable square feet of space located at 33 Hayden Avenue, Lexington, Massachusetts (the “Premises”). The Premises will be used for general office purposes and general laboratory use and will become the Company’s corporate headquarters upon occupancy.

The original term (the “Original Term”) of the Lease is seven years, commencing on the earlier of (a) the date on which the Premises are ready for occupancy under the terms of the Lease, or (b) the date on which the Company commences occupancy of any portion of the Premises for the permitted uses under the Lease (such date, the “Commencement Date”). The currently estimated Commencement Date is November 1, 2019. The Company has options to extend the term of the Lease for two additional successive periods of five years each (the “Extension Periods”).

Annual fixed rent will be approximately $3.9 million for the first 12-month period during the Original Term, increasing on an annual basis until reaching approximately $4.7 million for the seventh 12-month period during the Original Term. The Lease provides for an aggregate fixed rent of approximately $30.1 million during the seven-year Original Term. Annual fixed rent during the Extension Periods will be agreed upon between the Company and the Landlord following the Company providing notice of its intention to exercise an extension option. If the Company and the Landlord cannot agree on annual fixed rent during an Extension Period, the Company will have the right to seek, subject to the terms of the Lease, a broker determination of the prevailing market rent, and the annual fixed rent during such Extension Period will be the prevailing market rent determined by the broker.

In addition to the annual fixed rent, the Company will be responsible for certain customary operating expenses and real estate taxes specified in the Lease. The Lease also contains customary default provisions allowing the Landlord to terminate the Lease or seek damages if the Company fails to cure certain breaches of its obligations under the Lease within specified periods of time. In addition, the Company will be obligated to indemnify the Landlord for certain losses incurred in connection with the Company’s use or occupancy of the Premises.

The foregoing summary of the material terms of the Lease is qualified in its entirety by reference to the Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICERNA PHARMACEUTICALS, INC.

Date: January 8, 2019	By:	/s/ John B. Green
John B. Green
Chief Financial Officer